Exhibit 99.2

UniTek Global Services Reaches Agreement on Comprehensive Debt Restructuring

No Impact to Service or Operations; Company Seeks Expedited Exit From Pre-Packaged Chapter 11

BLUE BELL, PA — October 21, 2014 — UniTek Global Services, Inc. (“UniTek” or the “Company”) (OTC: UNTK), a premier provider of permanently outsourced infrastructure services to the telecommunications, broadband cable, wireless, transportation, public safety and satellite television industries, announced today that the Company and its Lenders, including affiliates of Littlejohn & Co. and New Mountain Capital (the “Lenders”) have agreed to the terms of a comprehensive debt restructuring (the “Restructuring”).

The Restructuring will allow the Company to continue honoring its obligations and responsibilities to its employees, customers, and vendors in the ordinary course of business, while significantly reducing its debt, reorganizing other financial obligations, and creating a strong financial foundation for the Company’s future. To implement the Restructuring, the Company intends to file a voluntary petition for a “Pre-Packaged” Chapter 11 Bankruptcy in the U.S. Bankruptcy Court for the District of Delaware, which will be filed prior to November 11, 2014.  In the filing, the Company plans to request a hearing to approve the Restructuring and to set an expedited schedule for the Company’s emergence from Chapter 11.

The terms of the Restructuring provide for a substantial reduction of secured debt through a debt-for-equity “swap” of over 40% as well as a substantial reduction in cash interest rate.  In addition, the Lenders have agreed to advance up to $43 million of new capital to support the Company’s recapitalization. All valid unsecured creditors’ claims on UniTek and its subsidiaries will be assumed in the ordinary course of business and unimpaired.

Concurrently, the Lenders, as well as UniTek’s largest customer, DIRECTV, have entered into a Plan Support Agreement in support of the Restructuring. “We are pleased that the Company has taken steps to improve its financial profile. We value our relationship with UniTek and look forward to continuing our partnership,” stated Dave Baker, Senior Vice President of DIRECTV.

Upon completion of the Restructuring, UniTek will become a private company entirely owned by its Lenders, the largest of which have leading private equity practices, as well as deep relationships in the specialty contracting and fulfillment services industries.

“We are very pleased to have the support of the Lenders in the steps we have taken to improve our balance sheet and, through it, the long-term health of our Company,” said Rocky Romanella, Chief Executive Officer. “As a result of this Restructuring, we will be positioned as a financially sound competitor in the industries UniTek serves. We have taken steps to diminish the impact of this process on our vendors, customers and employees, and we intend to move forward as expeditiously as possible to complete the Restructuring.”

About UniTek Global Services

UniTek Global Services is a leading provider of communications infrastructure solutions, leveraging a longstanding reputation for innovation and safety to connect individuals, businesses, government agencies and communities to the digital landscape. Contact us for ways we can help your business grow by visiting the UniTek website: www.unitekglobalservices.com.

Contact Info

The Piacente Group | Investor Relations

Matthew Abenante

(212) 481-2050

unitek@tpg-ir.com

Forward-Looking Statements

The statements in this press release that are not historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts, including but not limited to statements regarding the terms of the Company’s proposed comprehensive debt restructuring and the filing of a voluntary petition for a Chapter 11 Bankruptcy in the U.S. Bankruptcy Court for the District of Delaware, their effect on the Company’s operations and the Company’s relationships with its customers. These statements are subject to uncertainties and risks including, but not limited to, the Company’s ability to address issues arising from previously disclosed accounting-related matters, operating performance, general financial, economic, and political conditions affecting the Company’s business and its target industries, the ability of the Company to perform its obligations under its contracts and agreements with customers, and other risks contained in reports filed by the Company with the Securities and Exchange Commission, included in our Form 10-K for the year ended December 31, 2013. The words “may,” “could,” “should,” “would,” “believe,” “are confident,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “aspire,” and similar expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward looking statement, whether written or oral, which may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.